Exhibit 99.1

Hycroft Mining Announces Third Quarter 2023 Results

WINNEMUCCA, NV, October 31, 2023 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or “the Company”) announces quarterly results for the three and nine months ended September 30, 2023.

“The Hycroft team has so much to be proud of this quarter,” stated Diane Garrett, President and CEO of Hycroft. “First and foremost is the team’s achievements in health and safety, having been recognized with not one, but four awards for Hycroft’s health and safety record by the Nevada Mining Association, MSHA (Mine Safety and Health Administration) and SME (Society for Mining Metallurgy and Exploration) (see below for specific awards). The Hycroft team has maintained a zero total recordable injury frequency rate for the last 12 months. Our people are truly our greatest asset, and we commend them for their dedication to ensuring that everyone goes home safe every day.”

“The team continued to advance our objectives with regard to metallurgical test work and exploration, from which we are seeing excellent results,” continued Dr. Garrett. “The positive flotation recovery results we announced earlier this quarter are an important step in de-risking Hycroft and provide critical information for understanding the economics of the asset as we progress the pre-feasibility study. In addition, the higher silver grades and mineralization we are seeing in drilling from Vortex and Camel present promising opportunities to enhance the value of Hycroft’s resource amidst increasing industrial demand for silver. While the capital markets are currently challenging for the mining industry, having a healthy treasury of over $100 million we believe we have a solid foundation to navigate market conditions while advancing the Hycroft Mine.”

THIRD QUARTER HIGHLIGHTS

Corporate Highlights

●	Safety: The Company reported no Lost Time Incidents (“LTI”) during the first nine months of 2023. The Company has not had an LTI since October 2020. The Hycroft Mine’s Total Recordable Injury Frequency Rate (“TRIFR”) for the trailing 12 months was ZERO at September 30, 2023. The Company’s last reportable incident was November 2021. The mining industry TRIFR average for the same period was 2.173 recordable injuries per 200,000 workhours.
●	Safety awards: We are very pleased to report that Hycroft received a number of recognitions for its stellar safety record and practices, including:

○	Nevada Mining Association’s 2023 Mine Operator Safety Award, First Place for Surface – Small
○	Two Safety Performance “Certificates of Achievement” by the Mine Safety & Health Administration (MSHA) – one for Open Pit Group and one for Metal Non-Metal Group.
○	The Society for Mining, Metallurgy & Exploration’s (SME) 2023 Health & Safety Individual Excellence Award, awarded to Hycroft’s Health & Safety Manager, Robert Spears.

●	Cash position: The Company ended the third quarter of 2023 with $106.9 million of unrestricted cash, $35.0 million of restricted cash, and is in compliance with debt covenants.

●	Technical: The Company completed a substantial portion of the metallurgical and flotation variability test work necessary for designing a sulfide milling operation. This work established (i) a comprehensive understanding of how each geologic domain will perform during operations; and (ii) the processing components and reagents required to optimize gold and silver recoveries. Metallurgical and flotation tests produced promising results, with confirmed average flotation recoveries increasing to 89% for gold and 93% for silver, up from 80% for both in the March 2023 Technical Report. These findings inform further process development, pressure oxidation testing, and refining of crushing and grinding studies. Combined with data from the 2022-2023 exploration drill program (the “Drill Program”), these results will guide mine plan design, mill circuit configuration, and ore haul truck specifications, among other engineering considerations, to enhance the value of the Hycroft Mine.

Exploration Highlights

●	In July 2022, the Company launched its 2022-2023 exploration drill program, the largest exploration program at the Hycroft Mine in nearly a decade. Phase 2 drilling began in April 2023 and comprises 5,400 meters of core and 11,100 meters of reverse circulation drilling, of which 75% and 100% have been completed, respectively. Phase 2 of the Drill Program is focusing on in-fill drilling in areas that will comprise the first 10 years of mining activities and on targets outside the known resource area.
●	Interim drill results from Phase 2 of the Drill Program demonstrate that the Hycroft system continues to expand with mineralization extending the Camel and Vortex zones. Vortex continues to deliver very high-grade silver at depth 15-times higher than the average silver resource grade[1] and extending mineralization to the west.
●	Drilling in the Camel zone intercepted mineralization well outside the known resource cone as well as visible silver. Silver mineralization was encountered in areas with limited silver assay data. These results are expected to have a positive impact on the resource model.
●	During the third quarter of 2023, the Company obtained drill permits for step-out exploration targets that currently lie outside of the current resource footprint, targeting potential high-grade deposits. The Company continues to identify additional high-potential exploration targets outside the current plan of operations through exploration groundwork, geophysics, and continued review of the data with the goal of enhancing our resource portfolio and identifying additional avenues for sustainable growth.
●	Results from the Drill Program are of critical importance to inform the design and mine planning for the Hycroft Mine, providing invaluable insights into the Hycroft system, its operational design and future potential.

The Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2023, is available at www.sec.gov/edgar. See “Cautionary Note Regarding Forward-Looking Statements” below.

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a US-based gold and silver company developing the Hycroft Mine, one of the world’s largest precious metals deposits located in northern Nevada, a Tier-One mining jurisdiction. After a long history of oxide heap leaching operations, the Company is focused on completing the technical studies to transition the Hycroft Mine into a large-scale milling operation for processing the sulfide ore. In addition, the Company is engaged in a robust exploration drill program to unlock the full potential of our expansive +64,000-acre land package, of which less than 10% has been explored.

1 Hycroft Property Initial Assessment Technical Report, effective date March 27, 2023

For further information, please contact:

Fiona Grant Leydier

Vice President, Investor Relations

E: info@hycroftmining.com

T: +1 (775) 437-5912 x 101

www.hycroftmining.com

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the United States Securities Act of 1933, as amended, Section 21E of the United States Securities Exchange Act of 1934, as amended, or the United States Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included herein and public statements by our officers or representatives, that address activities, events or developments that our management expects or anticipates will or may occur in the future, are forward-looking statements, including but not limited to such things as future business strategy, plans and goals, competitive strengths and expansion and growth of our business. The words “estimate”, “plan”, “anticipate”, “expect”, “intend”, “believe” “target”, “budget”, “may”, “can”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to” and similar words or expressions, or negatives of these terms or other variations of these terms or comparable language or any discussion of strategy or intention identify forward-looking statements. Forward-looking statements address activities, events, or developments that the Company expects or anticipates will or may occur in the future and are based on current expectations and assumptions. Forward-looking statements include, but are not limited to (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to a lack of a completed feasibility study; and risks related to our ability to re-establish commercially feasible mining operations; (ii) industry related risks including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; availability and cost of equipment, supplies, energy, or reagents. The exploration target does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve, as ranges of potential tonnage and grade (or quality) of the exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource. These risks may include the following, and the occurrence of one or more of the events or circumstances alone or in combination with other events or circumstances may have a material adverse effect on the Company’s business, cash flows, financial condition, and results of operations. Please see our “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2022, our Quarterly Report on Form 10-Q for the period ended September 30, 2023, and other reports filed with the SEC for more information about these and other risks. You are cautioned against attributing undue certainty to forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements were based on assumptions that the Company believes are reasonable when made, you are cautioned that forward-looking statements are not guarantees of future performance and that actual results, performance, or achievements may differ materially from those made in or suggested by the forward-looking statements in this news release. In addition, even if our results, performance, or achievements are consistent with the forward-looking statements contained in this news release, those results, performance or achievements may not be indicative of results, performance or achievements in subsequent periods. Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Any forward-looking statements made in this news release speak only as of the date of those statements. We undertake no obligation to update those statements or publicly announce the results of any revisions to any of those statements to reflect future events or developments.

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